Exhibit 99.1

For Immediate Release	Contact: Bob DeFillippo
May 22, 2003	973-802-4149

Prudential Financial to Sell its National and New Jersey

Property & Casualty Businesses

New Jersey Buyer Committed to Automobile and Homeowners

Insurance Availability in the State

Distribution Agreements Offer Continuity for Prudential Agents and Policyholders

Newark, NJ — Prudential Financial, Inc. (NYSE:PRU) announced today that it has signed a definitive agreement to sell its property and casualty insurance companies that operate nationally, in 47 states outside New Jersey, and the District of Columbia to Liberty Mutual Group. The company also announced that it has signed a definitive agreement with Palisades Group for the sale of its New Jersey property and casualty insurance companies, which operate only in New Jersey.

Previously, Prudential announced that it signed a definitive agreement with Nationwide Mutual Insurance Company to sell its specialty automobile insurance business, THI Holdings, (Delaware) Inc., for a total consideration of $142 million. The sale is expected to close in the third quarter.

Prudential Financial has agreed to sell its national property and casualty insurance companies for $413 million of notes issued by Liberty Mutual. These proceeds in comparison to GAAP book value represent a loss, after applicable taxes, of $149 million, or approximately 27 cents per share of Common Stock. The transaction will concurrently result in the distribution to Prudential of the proceeds of the previously announced pending sale of the specialty automobile business. The specialty automobile business is currently owned by the principal entity conducting the national property and casualty insurance business.

Total proceeds from the New Jersey business are expected to amount to approximately $260 million, including return of capital of about $230 million and cash and a note from the purchaser. These proceeds in comparison to GAAP book value represent a loss, after applicable taxes, of $113 million, or approximately 21 cents per Common share.

Both transactions are expected to close by year-end and are subject to customary closing conditions and regulatory approvals.

“Both buyers are fully committed to the property and casualty business. They plan to continue offering automobile and homeowners insurance through Prudential agents and are expected to offer employment to most of our employees,” said Roger Desjadon, president and CEO of Prudential Property & Casualty Insurance Company.

“Continuing to provide our agents with the ability to offer automobile and homeowners coverage, especially in New Jersey, is an important consideration for Prudential,” Desjadon said. He added that Prudential Financial will enter into long-term distribution agreements with Liberty Mutual, Palisades and Homesite, a strategic partner of Palisades, to permit eligible Prudential agents to continue to sell property and casualty insurance products.

Prudential will continue to explore options regarding the remaining personal lines business, Merastar.

Total proceeds from the national, New Jersey, and specialty automobile insurance transactions will amount to approximately $815 million.

Key elements of the transactions include:

•	The purchasing companies will offer employment to most of Prudential’s property and casualty employees.

•	The distribution agreements will enable eligible agents to continue to sell auto and homeowners insurance through Liberty Mutual, Palisades and Homesite.

•	The distribution agreements with Palisades and Homesite are expected to provide stability and continuity of access for New Jersey customers and continued personal lines product access for eligible Prudential agents in New Jersey.

•	Palisades will run the acquired New Jersey headquarters operations at Prudential’s current facility in Holmdel, New Jersey.

•	The $413 million of notes to be issued by Liberty Mutual include $128 million of senior notes with a five-year term and 7% coupon and $255 million of senior notes with a ten-year term and 8% coupon. The remaining $30 million of senior notes have a five-year term and a 5% coupon. Liberty Mutual expects that all of these notes will be rated investment grade.

Prudential Financial, Inc. has considered the agreements to sell its national and New Jersey property and casualty insurance businesses and has reaffirmed its expectation of Common Stock earnings per share, based on after-tax adjusted operating income, in the range of $2.25 to $2.40 for the year 2003, giving effect to these transactions and the previously announced combination of its retail securities brokerage business with Wachovia Securities which is expected to close in the third quarter. The 2003 expectation includes charges of approximately 25 cents per share expected in 2003 from the combination of the retail securities brokerage operations and assumes appreciation in the S&P 500 index of 8% for the year.

The loss on sale of the national and New Jersey property and casualty businesses, and the results of operations of these businesses, will be excluded from Prudential’s adjusted operating income and reported as results from divested businesses.

As indicated above, our expectation of earnings per Common share is based on after-tax adjusted operating income. Adjusted operating income, which is not measured in accordance with generally accepted accounting principles (GAAP), excludes net realized investment gains and losses. A significant element of realized losses is impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles and can vary considerably across periods. The timing of other sales that would result in gains or losses is largely subject to our discretion and influenced by market opportunities. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of these transactions. Adjusted operating income also excludes the results of divested businesses, which are not relevant to our ongoing operations. Because we do not predict future realized investment gains (losses), we cannot provide a measure of our Common stock earnings per share expectation based on income from continuing operations of the Financial Services Businesses, which is the GAAP measure most comparable to adjusted operating income.

Forward-Looking Statements

Certain of the statements included in this release constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including without limitation: general economic, market and political conditions, including the performance of financial markets, interest rate fluctuations and the continuing impact of the current economic environment; various domestic or international military or terrorist activities or conflicts; volatility in the securities markets; reestimates of our reserves for future policy benefits and claims; changes in our assumptions related to deferred policy acquisition costs; our exposure to contingent liabilities; catastrophe losses; investment losses and defaults; changes in our claims-paying or credit ratings; competition in our product lines and for personnel; fluctuations in foreign currency exchange rates and foreign securities markets; risks to our international operations; the impact of changing regulation or accounting practices; Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; adverse litigation results; and changes in tax law. Prudential Financial, Inc. does not intend, and is under no obligation to, update any particular forward-looking statement included in this document.

The information referred to above, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2002, should be considered by readers when reviewing forward-looking statements contained in this release.

Members of Prudential’s senior management will host a conference call on May 23, 2003, at 10:00 a.m. ET, to discuss the company’s sale of its national and New Jersey property & casualty businesses with the investment community.

The conference call will be broadcast live over the company’s Investor Relations Web site at: http://www.investor.prudential.com. Please log on fifteen minutes early in the event necessary software needs to be downloaded.

Institutional investors, analysts and other members of the professional financial community are invited to listen to the call and participate in Q&A, by dialing the following numbers:

Domestic:	877-777-1968 (Toll Free)
International:	651-291-0900

All others may dial in to the conference call in listen only mode, by dialing the above numbers.

The call will remain on the Investor Relations Web site for replay through June 6. To hear replay of the conference call between 3:30 p.m. on May 23 and 11:59 p.m. on May 30, please call the following numbers:

Domestic:	800-475-6701 (Toll Free)
Access:	686408
International:	320-365-3844
Access:	686408

For questions about the investor conference call, please contact investor.relations@prudential.com.

Prudential Financial companies, with approximately $550 billion in total assets under management and administration as of March 31, 2003, serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises and relocation services. For more information, visit www.prudential.com.

5